EXHIBIT 99.1

Amphenol

News Release

World Headquarters
358 Hall Avenue

P. O. Box 5030

Wallingford, CT 06492-7530

Telephone (203) 265-8900

FOR IMMEDIATE RELEASE

For Further Information:

Diana G. Reardon

Senior Vice President and

  Chief Financial Officer

203/265-8630

www.amphenol.com

2009 FIRST QUARTER RESULTS

REPORTED BY AMPHENOL CORPORATION

Wallingford, Connecticut.  April 16, 2009.  Amphenol Corporation (NYSE-APH) reported today first quarter 2009 diluted earnings per share of $.43 compared to $.54 per share for the comparable 2008 period.  Such per share amount for 2009 includes the benefit of $.02 per share relating to a reduction in tax expense of approximately $3.6 million for tax reserve adjustments relating to the completion of the audit of certain of the Company’s prior year tax returns.  Sales for the first quarter 2009 decreased 14% to $660.0 million compared to $770.7 million for the 2008 period.  Currency translation had the effect of decreasing sales by approximately 3% or $23.1 million in the first quarter 2009 compared to the 2008 period.

Amphenol President and Chief Executive Officer, R. Adam Norwitt stated “We are very pleased to start 2009 with first quarter results that confirm once again the Company’s ability to perform well in all economic cycles.  The Company’s achievement of sales of $660 million, with operating income margin of 16.8% and earnings per share of $.43, is very satisfying given the challenging market environment. While these first quarter results have certainly been impacted by the global economic slowdown, our performance continues to show the benefits of the Company’s diversity and the strength of its technology.  Significant sales declines resulting from continued low market demand levels in the automotive, industrial and information technology and data communication equipment markets were partially offset by sales increases in the global wireless communications markets, particularly in China, and a relatively flat performance in the defense and aerospace market.  Our team was able to capitalize on pockets of strength in nearly all of our served markets to preserve and grow our market position.  In addition, it is extremely rewarding that even in this difficult environment, profitability and cash flow remain strong.  Our operating management team continues to adjust costs in a proactive and dynamic manner contributing to the strength of our financial performance.  I am very proud of our organization as we continue to execute well.”

“Consistent with our strategy, at the end of the quarter, the Company completed the acquisition of Times Microwave Systems (TMS), a world leader in high performance radio frequency value-added interconnect technology for the military aerospace and wireless communications markets.  TMS had annual sales of approximately $108 million in 2008. We are excited by the growth potential created through the combination of our complementary technologies in these important markets. In addition, we are pleased that our financial strength allows us to continue to expand the opportunities for future growth through our ongoing acquisition program.”

“While economic conditions remain uncertain, we anticipate a continuation of moderate demand in Q2 2009.  Accordingly, based on constant currency exchange rates we expect revenues for Q2 2009 in the range of $660 million to $675 million and EPS in the range of $.41 to $.43.  Given the significant uncertainty regarding future demand levels the Company will continue to only provide sales and EPS guidance for the next quarter at this time.  While the challenging economic environment has a dampening effect on current demand, we believe we can perform well in such an environment due to our leading technology, increasing positions with our customers in diverse markets, worldwide presence, lean cost structure and an agile, experienced and entrepreneurial management team.”

 “We continue to be excited about the future.  Our competitive advantages and sustained financial strength provide a solid base for future performance.  I am confident in the ability of our outstanding organization to dynamically adjust to the challenges presented, to preserve profitability and to capitalize on opportunities to expand our market position.”

The Company will host a conference call to discuss its first quarter results at 1:00 PM (EST) April 16, 2009.  The toll free dial-in number to participate in this call is 888-395-9624; International dial-in number is 517-623-4547; Passcode: Reardon.  There will be a replay available until 5:00 P.M. (EST) on Monday, April 20, 2009.  The replay numbers are as follows:  toll free dial-in number is 866-379-4229 and International dial-in number is 203-369-0334.

A live broadcast as well as a replay will also be available on the Internet at http://www.amphenol.com/index.cfm/fuseaction/financial.webcasts.

Amphenol Corporation is one of the world’s leading producers of electronic and fiber optic connectors, cable and interconnect systems.  Amphenol products are engineered and manufactured in the Americas, Europe and Asia and sold by a worldwide sales and marketing organization.  Amphenol has a diversified presence as a leader in high growth segments of the interconnect market including:  Military, Commercial Aerospace, Automotive, Broadband Communication, Industrial, Information Technology and Data Communications Equipment, Mobile Devices and Wireless Infrastructure.

Statements in this press release which are other than historical facts are intended to be “forward-looking statements” within the meaning of the Securities Exchange Act of 1934, the Private Securities Litigation Reform Act of 1995 and other related laws.  While the Company believes such statements are reasonable, the actual results and effects could differ materially from those currently anticipated.  Please refer to [Part I, Item 1A] of the Company’s Form 10-K for the year ended December 31, 2008, for some factors that could cause the actual results to differ from estimates.  In providing forward-looking statements, the Company is not undertaking any duty or obligation to update these statements publicly as a result of new information, future events or otherwise.

AMPHENOL CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(Unaudited)

(dollars in thousands, except per share data)

	Three months ended
	March 31,
	2009	2008

Net Sales	$660,012	$770,714

Cost of sales	453,633	519,808

Gross profit	206,379	250,906

Selling, general and administrative expense	95,694	100,610

Operating income	110,685	150,296

Interest expense	(8,998)	(9,899)
Other expenses, net	(215)	(482)

Income before income taxes	101,472	139,915

Provision for income taxes	(24,422)	(40,784)

Net income	77,050	99,131
Less: Net income attributable to noncontrolling interest	(2,640)	(1,663)

Net income attributable to Amphenol Corporation	$74,410	$97,468

Net income per common share - Basic	$0.43	$0.55

Average shares outstanding - Basic	171,185,198	176,662,616

Net income per common share - Diluted	$0.43	$0.54

Average shares outstanding - Diluted	173,098,475	180,197,969

AMPHENOL CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

(dollars in thousands)

	March 31,	December 31,
	2009	2008

ASSETS

Current Assets:
Cash and cash equivalents	$150,519	$214,987
Accounts receivable, less allowance for doubtful accounts of $18,222 and $14,982, respectively	459,463	515,999
Inventories, net	479,704	512,507
Other current assets	88,144	92,371

Total current assets	1,177,830	1,335,864

Land and depreciable assets, less accumulated depreciation of $516,091 and $510,764, respectively	345,606	344,515
Goodwill	1,334,948	1,232,335
Other long-term assets	101,277	81,445

	$2,959,661	$2,994,159

LIABILITIES & SHAREHOLDERS’ EQUITY

Current Liabilities:
Accounts payable	$257,196	$305,950
Accrued salaries, wages and employee benefits	59,401	59,644
Accrued income taxes	59,086	65,846
Accrued acquisition-related obligations	17,590	120,357
Other accrued expenses	76,104	82,596
Current portion of long-term debt	497	439

Total current liabilities	469,874	634,832

Long-term debt	870,982	786,020
Accrued pension and post employment benefit obligations	161,177	161,669
Other long-term liabilities	38,515	43,069

Shareholders’ Equity:
Common stock	172	171
Additional paid-in capital	27,909	22,746
Accumulated earnings	1,538,941	1,467,099
Accumulated other comprehensive loss	(166,972)	(140,591)

Total shareholders’ equity attributable to Amphenol Corporation	1,400,050	1,349,425

Noncontrolling interest	19,063	19,144

Total equity	1,419,113	1,368,569

	$2,959,661	$2,994,159

AMPHENOL CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOW

(Unaudited)

(dollars in thousands)

	Threee months ended
	March 31,
	2009	2008

Net income attributable to Amphenol Corporation	$74,410	$97,468
Adjustments for cash from operations:
Depreciation and amortization	22,991	22,771
Stock-based compensation	4,784	3,202
Net change in receivables sold	6,000	—
Net change in non-cash components of working capital	34,255	(18,888)
Net change in other long term assets and liabilities	325	5,063

Cash provided by operations	142,765	109,616

Cash flow from investing activities:
Additions to property, plant & equipment	(16,871)	(19,914)
Sale (Purchase) of short term investments	1,420	(4,162)
Investments in acquisitions	(261,464)	(70,443)

Cash flow used in investing activities	(276,915)	(94,519)

Cash flow from financing activities:
Net change in borrowings under revolving credit facilities	85,887	127,106
Purchase of treasury stock	—	(143,693)
Proceeds from exercise of stock options	224	367
Excess tax benefits from stock-based payment arrangements	107	270
Dividend payments	(5,135)	(2,682)

Cash flow provided by (used in) financing activities	81,083	(18,632)

Effect of exchange rate changes on cash and cash equivalents	(11,401)	49

Net change in cash and cash equivalents	(64,468)	(3,486)
Cash and cash equivalents balance, beginning of period	214,987	183,641

Cash and cash equivalents balance, end of period	$150,519	$180,155

Cash paid during the period for:
Interest	$9,112	$10,006
Income taxes	27,488	21,610

AMPHENOL CORPORATION

SEGMENT INFORMATION

(dollars in thousands)

(Unaudited)

	Three months ended
	March 31,
	2009	2008

Trade Sales:
Interconnect Products	$601,958	$700,625
Cable Products	58,054	70,089
Consolidated	$660,012	$770,714

Operating income:
Interconnect Products	$116,443	$153,536
Cable Products	7,836	8,270
Stock-based compensation expense	(4,784)	(3,202)
Other operating expenses	(8,810)	(8,308)
Consolidated	$110,685	$150,296

ROS%:
Interconnect Products	19.3%	21.9%
Cable Products	13.5%	11.8%
Corporate - Stock-based compensation	-0.7%	-0.4%
Corporate - all other	-1.3%	-1.1%

Consolidated	16.8%	19.5%